Exhibit 5.1

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

610.640.7800

Fax 610.640.7835

May 13, 2013

Five Below, Inc.

1818 Market Street

Suite 1900

Philadelphia, PA 19103

Re:                Underwritten Public Offering

Ladies and Gentlemen:

We have acted as counsel to Five Below, Inc., a Pennsylvania corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 13, 2013 under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the public offering (the “Offering”) of up to an aggregate of 9,847,647 shares of the common stock, par value $0.01 per share, of the Company (the “Shares”). The Shares are inclusive of 8,563,172 shares (the “Selling Shareholder Firm Shares”) that are being offered by certain selling shareholders (the “Selling Shareholders”) and up to 1,284,475 shares being offered if the underwriters exercise in full their option to purchase additional shares, all of which will be offered by Selling Shareholders (the “Selling Shareholder Option Shares,” and together with the Selling Shareholder Firm Shares, the “Selling Shareholder Shares”).

We understand that the Shares are to be sold by the Selling Shareholders pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto) as filed with the Commission, (ii) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, (iii) the Company’s Amended and Restated Articles of Incorporation, as amended to date, (iv) the Company’s Amended and Restated Bylaws, as amended to date, (v) resolutions of the Board of Directors and shareholders of the Company relating to the Offering and the issuance of the Selling Shareholder Shares as provided to us by the Company, (vi) the stock record books of the Company as provided to us by the Company and (vii) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

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www.pepperlaw.com

Five Below, Inc.

May 13, 2013

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the Commonwealth of Pennsylvania, including statutory provisions and all applicable provisions of the Constitution of the Commonwealth of Pennsylvania and reported judicial decisions interpreting such laws of the Commonwealth of Pennsylvania, and the federal laws of the United States of America.

Based upon and subject to the forgoing, we are of the opinion that the Selling Shareholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP